UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 29, 2005


                             DATARAM CORPORATION
__________________________________________________________________________
            (Exact name of registrant as specified in charter)

        New Jersey                1-8266                     22-1831409
__________________________________________________________________________
 (State or other juris-      (Commission                  (IRS Employer
diction of incorporation)    File Number)               Identification No.)


     Route 571, P.O. Box 7528, Princeton, NJ                08543-7528
__________________________________________________________________________
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

__________________________________________________________________________
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.1  Other Events.

     On September 29, 1980, the Company purchased approximately 81 acres of undeveloped property in West Windsor Township, New Jersey. The purchase price of $875,000 was paid in cash. As previously announced, the Company entered into a contract to sell this property for $3,000,000. On September 29, 2005, the Company entered into an amendment to this contract pursuant to which the time to close was extended until March 29, 2006, the other party paid an additional $100,000 non-refundable deposit and the purchase price was amended to $3,150,000. This increase in purchase price is subject to pro rata reduction if a closing occurs prior to March 29, 2006. To date, the other party has paid a total of $250,000 in non-refundable deposits. Should no Closing occur by December 29, 2005, an additional $50,000 nonrefundable deposit is required to be made. Closing of the sale remains subject to several material contingencies and no assurance can be given that this sale will, in fact, close.





                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DATARAM CORPORATION


                                 By:  MARK MADDOCKS
Date:  September 29, 2005             _____________________________________
                                      Mark Maddocks, Vice President-Finance
                                      and Chief Financial Officer